BRIGGS
[GRAPHIC   BUNTING &
 OMITTED]  DOUGHERTY, LLP

           CERTIFIED
           PUBLIC
           ACCOUNTANTS





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the  Registration  Statement on Form

N-1A of The Piedmont Investment Trust and to the use of our report dated May 27,

2009 on The Piedmont  Select  Equity  Fund's (a series of shares of The Piedmont

Investment Trust) financial statements and financial highlights.  Such financial statements  and  financial  highlights  appear  in the  2009  Annual  Report  to

Shareholders  that is incorporated by reference into the Statement of Additional

Information.

                                      /s/  Briggs, Bunting & Dougherty, LLP
                                           BRIGGS, BUNTING & DOUGHERTY, LLP


PHILADELPHIA, PENNSYLVANIA
JULY 27, 2009